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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                             State or Country
                   Company                                                   of Incorporation
     ------------------------------------                                    ----------------
     Kimmins Contracting Corp.                                               Florida

     Kimmins Ltd.                                                            Ontario, Canada

     Kimmins Industrial Service Corp.                                        Delaware

     Kimmins Abatement Corp.                                                 Delaware

     ThermoCor Kimmins, Inc. (f/k/a Kimmins Thermal Corp.)                   Florida

     TransCor Waste Services, Inc.                                           Florida

     Kimmins Recycling Corp.                                                 Florida

     Kimmins Incorporated                                                    Texas

     Kimmins International                                                   Florida

     Fourth Avenue Holdings, Inc.                                            Florida

     40th Street, Inc.                                                       Florida

     Lantana Eighth Avenue Corp.                                             Florida

     Factory Street Corporation                                              Tennessee
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